Exhibit 99.1

NEWS ANNOUNCEMENT	For Immediate Release

NEXSTAR BROADCASTING GROUP REPORTS FOURTH QUARTER

AND FULL YEAR 2008 OPERATING RESULTS

- Record Setting Net Revenues, Broadcast Cash Flow Meet Company Guidance -

Irving, TX – March 13, 2009—Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported its financial results for the fourth quarter and year ended December 31, 2008.

Summary 2008 Fourth Quarter Highlights:

Net revenue for the quarter ended December 31, 2008 rose 12.3% to $80.3 million from $71.6 million in the fourth quarter of 2007. Nexstar’s fourth quarter 2008 net loss and net loss per share was approximately $21.3 million and $0.75, respectively. During the 2008 fourth quarter, Nexstar incurred a non-cash impairment charge of $33.9 million. As required by SFAS 142 “Goodwill and other intangibles assets”, Nexstar tests the impairment of its intangible assets whenever events or changes in circumstances indicate that such assets might be impaired. Broadcast cash flow totaled $34.7 million in the fourth quarter of 2008, a 23.3% increase from $28.2 million in the same period in 2007. Adjusted EBITDA increased 25.6% to $30.3 million for the fourth quarter of 2008, compared with $24.1 million in the fourth quarter of 2007, while fourth quarter 2008 free cash flow totaled $7.3 million.

Summary 2008 Full Year Highlights:

For the 2008 full year, net revenue was $284.9 million, an $18.1 million increase over $266.8 million for 2007. Reflecting a total of approximately $89.6 million of non-cash contract termination fees and non-cash impairment charges, Nexstar’s full year 2008 net loss and net loss per share was approximately $78.1 million and $2.75, respectively. Broadcast cash flow in 2008 was $111.7 million compared to $98.5 million for 2007. Adjusted EBITDA totaled $96.2 million for 2008 compared to $85.1 million for 2007, while free cash flow totaled $26.3 million in 2008.

-more-

Nexstar Broadcasting Group Q4 2008 Results, 3/13/09	page 2

CEO Comment

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Nexstar’s double digit fourth quarter net revenue growth highlights strong year-over-year increases in political, retransmission consent and e-MEDIA revenues which helped to offset the impact of the current economy and soft general advertising environment. Fourth quarter net revenue of $80.3 million included approximately $16.6 million of net political advertising revenue and full year 2008 net political advertising revenue reached $28.0 million, in line with our expectations. In 2008, e-MEDIA revenue increased 100% over 2007 levels while full year retransmission consent revenue rose 27% to $21.8 million.

“On February 19, Nexstar announced renewed and new multi-year retransmission consent agreements which will contribute more than $75 million in revenues to the Company over the lives of these agreements. Approximately one third of this revenue is expected to be realized in 2009.

“We are projecting another year of significant e-MEDIA revenue growth based on the full year benefits of approximately fifteen revenue generating applications that we are now offering across all markets in our platform. We’ll also launch Nexstar’s community portal e-MEDIA offerings in any new markets that we enter.

“Our pending and de-leveraging acquisitions of WCWJ-TV in Jacksonville, Florida and KARZ-TV in Little Rock, Arkansas will also contribute to offsetting the impact of lower political revenues and ongoing industry softness in 2009. In light of the current economic conditions and the absence of significant political revenues this year, Nexstar is taking steps to reduce expenses on all fronts at both the station and corporate levels.

“Fourth quarter and full year 2008 cap ex spending was approximately $12.7 million and $30.8 million, respectively, with approximately $9.7 million and $23.3 million of these respective amounts allocated to digital conversions. The Company will incur approximately $5.4 million of capital expenditures in early 2009 to complete the remaining stations’ digital television requirements.”

Outstanding Debt

The Company’s total net debt at December 31, 2008 was $646.3 million, compared to $665.0 million at December 31, 2007. The total net debt consists of $356.2 million of bank debt, $190.8 million of senior subordinated 7% notes, $37.3 million of senior subordinated 12% PIK notes and $77.8 million of 11.375% senior discount notes, less cash on hand of $15.8 million.

During the fourth quarter, the Company repurchased approximately $7.5 million of the 7% senior subordinated notes, resulting in a $2.9 million pre-tax gain. The purchase of these notes was funded with cash flows from operations.

-more-

Nexstar Broadcasting Group Q4 2008 Results, 3/13/09	page 3

As defined in the Company’s credit agreement, consolidated total net debt was $609.7 million at December 31, 2008. The Company’s total leverage ratio at December 31, 2008 was 6.18x compared to a permitted leverage covenant of 6.50x.

Total interest expense in the fourth quarter of 2008 was $12.4 million, compared to $13.8 million for the same period in 2007. Cash interest expense for the fourth quarter of 2008 was $10.7 million, compared to $10.0 million for the same period in 2007.

Debt Exchange

On February 27, 2009, Nexstar Broadcasting, Inc. (“Nexstar Broadcasting”), an indirect subsidiary of Nexstar Broadcasting Group, Inc., commenced an offer to exchange up to $143.6 million aggregate principal amount of its outstanding $191.51 million in aggregate principal amount of 7% Senior Subordinated Notes due 2014 (the “Old Notes”) in exchange for (i) up to $142.3 million in aggregate principal amount of Nexstar Broadcasting’s 7% Senior Subordinated PIK Notes due 2014 (the “New Notes”), to be guaranteed by each of the existing guarantors to the Old Notes, and (ii) cash. The exchange offer is being conducted upon the terms and subject to the conditions set forth in the Offering Memorandum dated February 27, 2009, as supplemented, and the related letter of transmittal.

The exchange offer is subject to certain conditions, including the minimum tender condition, that Nexstar Broadcasting receive valid tenders, not validly withdrawn, of at least $114.9 million of the aggregate principal amount of Old Notes. Documents relating to the exchange offer will only be distributed to holders of Old Notes who complete and return a letter of eligibility confirming that they are within the category of eligible investors for this private offer.

Pending Acquisition

On January 28, 2009, Nexstar Broadcasting Group entered into a definitive agreement to acquire the assets of WCWJ-TV, the CW affiliate serving the Jacksonville, Florida market, from Media General, Inc. This acquisition marks Nexstar’s entrée into the State of Florida and will represent the 52nd television station that the Company owns or for which it provides sales, programming or other services. Additionally, the Company’s acquisition of KARZ-TV (formerly KWBF-TV) in Little Rock, Arkansas, which was announced on October 7, 2008, was approved on February 26 by the bankruptcy court and closing will occur before the end of March.

Guidance

Given the uncertain economic environment, the Company has elected to discontinue the practice of providing quarterly guidance for net revenue, station operating expenses and corporate overhead.

-more-

Nexstar Broadcasting Group Q4 2008 Results, 3/13/09	page 4

Additional Information About the Debt Exchange

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The exchange offer is only made, and copies of the offering documents will only be made available, (1) to holders of the Old Notes who have certified certain matters to Nexstar Broadcasting, including their status as “qualified institutional buyers” as defined in Rule 144A under the Securities Act, or (2) outside the United States, to holders of Old Notes who are non-U.S. persons in compliance with Regulation S under the Securities Act.

This announcement is neither an offer to purchase nor a solicitation of an offer to sell any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. No recommendation is made as to whether holders of Old Notes should tender their Old Notes.

Definitions and Disclosures Regarding non-GAAP Financial Information

Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter), non-cash contract termination fees, non-cash impairment charges, loss (gain) on asset exchange and loss (gain) on asset disposal, net, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), non-cash contract termination fees, non-cash impairment charges, loss (gain) on asset exchange, loss (gain) on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, adjusted EBITDA and free cash flow results are non-GAAP financial measures. Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business. For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

-more-

Nexstar Broadcasting Group Q4 2008 Results, 3/13/09	page 5

About Nexstar Broadcasting Group, Inc.

Upon the completion of announced transactions, Nexstar Broadcasting Group will own, operate, program or provide sales and other services to 52 television stations in 30 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama, New York and Florida. Nexstar’s television station group includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW and pro-forma for the completion of all announced transactions, reaches approximately 10 million U.S. television households or approximately 8.8% of all U.S. television households.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Matthew E. Devine	Joseph Jaffoni, Ratula Roy
Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	(212) 835-8500 or nxst@jcir.com
(972) 373-8800

-tables follow-

Nexstar Broadcasting Group Q4 2008 Results, 3/13/09	page 6

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Net revenue (1)	$80,342	$71,555	$284,947	$266,801

Operating expenses (income):
Station direct operating expenses, net of trade (exclusive of depreciation and amortization shown separately below)	18,274	17,346	72,056	68,112
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	20,417	19,066	75,023	73,425
Loss (gain) on asset exchange	(697)	(427)	(4,776)	(1,962)
Loss (gain) on asset disposal, net	254	120	(43)	(17)
Non-cash contract termination fees	—	—	7,167	—
Impairment of goodwill and intangible assets	33,858	—	82,395	—
Trade and barter expense	4,839	4,928	17,936	18,423
Corporate expenses	4,439	4,053	15,473	13,348
Amortization of broadcast rights, excluding barter	2,016	2,228	8,718	9,050
Amortization of intangible assets	9,029	6,362	28,129	25,671
Depreciation	5,374	5,186	21,024	20,209

Total operating expenses	97,803	58,862	323,102	226,259

Income (loss) from operations	(17,461)	12,693	(38,155)	40,542
Interest expense, including amortization of debt financing costs	(12,431)	(13,762)	(48,832)	(55,040)
Gain on partial extinguishment of debt	2,897	—	2,897	—
Interest and other income	89	146	715	532

Loss before income taxes	(26,906)	(923)	(83,375)	(13,966)
Income tax (expense) benefit	5,626	(1,682)	5,316	(5,807)

Net loss	$(21,280)	$(2,605)	$(78,059)	$(19,773)

Basic and diluted net loss per share	$(0.75)	$(0.09)	$(2.75)	$(0.70)
Basic and diluted weighted average number of shares outstanding	28,425	28,408	28,423	28,401

(1)

Includes total retransmission consent compensation and retransmission advertising of approximately $6.3 million and $4.6 million for the three months ended December 31, 2008 and 2007, respectively, and $21.8 million and $17.2 million for the year ended December 31, 2008 and 2007, respectively.

-tables follow-

Nexstar Broadcasting Group Q4 2008 Results, 3/13/09	page 7

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Loss from operations	$(17,461)	$12,693	$(38,155)	$40,542
Add:
Depreciation	5,374	5,186	21,024	20,209
Amortization of intangible assets	9,029	6,362	28,129	25,671
Amortization of broadcast rights, excluding barter	2,016	2,228	8,718	9,050
Non-cash contract termination fees	—	—	7,167	—
Impairment of goodwill and intangible assets	33,858	—	82,395	—
Loss (gain) on asset exchange	(697)	(427)	(4,776)	(1,962)
Loss (gain) on asset disposal, net	254	120	(43)	(17)
Corporate expenses	4,439	4,053	15,473	13,348

Less:
Payments for broadcast rights	2,111	2,062	8,239	8,376

Broadcast cash flow	$34,701	$28,153	$111,693	$98,465

Less:
Corporate expenses	4,439	4,053	15,473	13,348

Adjusted EBITDA	$30,262	$24,100	$96,220	$85,117

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Free Cash Flow (Non-GAAP Measure)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Loss from operations	$(17,461)	$12,693	$(38,155)	$40,542
Add:
Depreciation	5,374	5,186	21,024	20,209
Amortization of intangible assets	9,029	6,362	28,129	25,671
Amortization of broadcast rights, excluding barter	2,016	2,228	8,718	9,050
Non-cash contract termination fees	—	—	7,167	—
Impairment of goodwill and intangible assets	33,858	—	82,395	—
Loss (gain) on asset exchange	(697)	(427)	(4,776)	(1,962)
Loss (gain) on asset disposal, net	254	120	(43)	(17)
Non-cash stock option expense	427	595	2,255	2,009

Less:
Payments for broadcast rights	2,111	2,062	8,239	8,376
Cash interest expense	10,655	10,037	41,136	40,575
Capital expenditures	12,730	4,905	30,849	18,541
Cash income taxes, net of refunds	—	—	178	51

Free cash flow	$7,304	$9,753	$26,312	$27,959

# # #